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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Black and Linda Speer, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirement of the Securities Act of 1933, the undersigned has herein-to subscribed this power of attorney this 31st day of January, 2001.


           /s/ Donald J. Listwin
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             Donald J. Listwin

          /s/ Alain Rossmann
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            Alain Rossmann

          /s/ Alan Black
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            Alan Black

          /s/ Roger Evans
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            Roger Evans

          /s/ Andrew Verhalen
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            Andrew Verhalen

          /s/ John MacFarlane
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            John MacFarlane

          /s/ Bernard Puckett
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            Bernard Puckett